BALDOR ELECTRIC COMPANY

                            1994 INCENTIVE STOCK PLAN

                             Restated for Amendments
                             through August 10, 1998

  1.    Purpose.

        The purpose of the 1994 Incentive Stock Plan (the "1994 Plan") is to aid in maintaining and developing strong management capable of assuring the future success of Baldor Electric Company (the "Company"). The 1994 Plan is designed to secure for the Company and its shareholders the benefits inherent in common stock ownership by the employees of the Company and its subsidiaries, who are largely responsible for the Company's future growth and continued financial success; and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

  2.    Definitions.

        As used in this 1994 Plan, the following words shall have the following meanings:

        (a) "Board of Directors" means the Board of Directors of the Company.

        (b) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

        (c) "Common Stock" means common stock of the Company.

        (d) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934, as amended, and shall include (1) the board of directors if each member is a Disinterested Person; and (2) a committee of two or more directors if all the members of the committee are Disinterested Persons.

        (e) "Eligible Employee" means any employee of the Company or a Subsidiary, including a director of the Company or a Subsidiary who is an employee of the Company or a Subsidiary.

        (f) "Incentive Stock Option" means an option to purchase shares of Common Stock at the times and at the price determined by the Administrator in accordance with Paragraph 6 which is intended to qualify as an incentive stock option as defined in Section 422 of the Code.

        (g) "Nonqualified Stock Option" means an option to purchase shares of Common Stock at the times and at the price determined by the Administrator in accordance with Paragraph 6 which is not intended to qualify as an Incentive Stock Option.

        (h)  "Option" means an Incentive  Stock Option or  Nonqualified  Stock
              Option.

        (i) "Subsidiary" means any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company; provided that for the purpose of Incentive Stock Options, "Subsidiary" shall have the same meaning as the term "subsidiary corporation," as defined in Section 425 of the Code; provided further that "Subsidiary" includes any entity or arrangement that first becomes described in this subparagraph after the effective date of this 1994 Plan.

        (j) "Reporting Person" means any person who is the beneficial owner, directly or indirectly, of more than ten percent (10%) of any class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended; any director or officer of the issuer of such securities; and any person specified in Section 17(a) of the Public Utility Holding Company Act of 1935 or Section 30(f) of the Investment Company Act of 1940.

  3.    Administration.

        (a) General. The 1994 Plan shall be administered by the Board of Directors or by a committee or committees appointed by the Board of Directors as Administrator of the 1994 Plan.

        (b) Reporting Persons. Anything in subparagraph (a) of this Paragraph 3 to the contrary notwithstanding, selection of Reporting Persons for participation in the 1994 Plan and decisions concerning the timing, pricing, and amount of a grant or award to Reporting
              Persons must be made solely by a committee of two or more directors, each of whom is a Disinterested Person.

        (c) Administrator. References throughout this 1994 Plan to "the Administrator" shall refer to (i) the administrative committee described in subparagraph (b) of this Paragraph 3, with respect to selection of Reporting Persons for participation in the 1994 Plan and decisions concerning the timing, pricing, and amount of a grant to Reporting Persons; and (ii) the Board of Directors or the committee or committees described in subparagraph (a) of this Paragraph 3, with respect to all other administrative functions.

              Subject to the provisions of this 1994 Plan, the Administrator shall have exclusive authority to interpret and administer the 1994 Plan, to establish appropriate rules relating to the 1994 Plan, to grant Incentive Stock Options and Non-qualified Stock Options in accordance with the 1994 Plan, to delegate its authority and duties under the 1994 Plan and to take all such steps and make all such determinations in connection with the 1994 Plan and the Incentive Stock Options and Nonqualified Stock Options as it may deem necessary or advisable.

  4.    Eligibility.

        The Administrator shall from time to time determine and designate Eligible Employees who shall receive awards under the 1994 Plan and the number of Incentive Stock Options and Nonqualified Stock Options to be awarded to each such Eligible Employee. In making any such award, the Administrator may take into account the nature of services rendered by an Eligible Employee, the capacity of the Eligible Employee to contribute to the success of the Company, and other factors that the Administrator may consider relevant.

  5.    Types of Benefits.

        Benefits that may be awarded under the 1994 Plan include (a) Incentive Stock Options and (b) Nonqualified Stock Options as described in this 1994 Plan ("Benefits").

  6.    Award of Benefits.

        (a) General. The Administrator may from time to time award Incentive Stock Options or Non-qualified Stock Options or any combination thereof, to Eligible Employees. Each Eligible Employee receiving an award under the 1994 Plan shall enter into an agreement with the Company in the form specified by the Administrator agreeing to the terms and conditions of the award and such other matters consistent with the 1994 Plan as the Administrator in its sole discretion shall determine.

        (b) Administrator's Discretion. The award of any Benefit under the 1994 Plan may be subject to any provisions (whether or not applicable to the Benefit awarded to any other similarly situated Eligible Employee) as the Administrator determines appropriate consistent with the provisions specifically provided for in the 1994 Plan, including, without limitation, (i) provisions for the purchase of common shares under Options in installments, (ii) provisions for the payment of the purchase price of shares under Options by delivery of Common Stock, (iii) restrictions on resale or other disposition, (iv) such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements, (v) understandings or conditions regarding the Eligible Employee's employment, and (vi) provisions for awarding Benefits in any combination or combinations. (c) Individual Limit. Notwithstanding anything to the contrary in this 1994 Incentive Stock Plan, the maximum number of shares that may be awarded in any calendar year to a "covered employee" for such year, as defined in Section 162(m) of the Code, shall not exceed 100,000 shares.

        (d) Stock Options. Each agreement evidencing an Option by appropriate language shall include the substance of all of the provisions as set forth in subparagraphs (i) through (iii) below, and shall further contain the provisions of subparagraphs (iv) through (vi) if the Option is an Incentive Stock option.

              (i) The purchase price of the shares of stock covered by each Option shall be determined by the Administrator, but in the case of Incentive Stock Options shall not be less than one hundred percent (100%) of the fair market value of such stock, as determined by the Administrator in its sole discretion, on the date the Incentive Stock Option is granted and, in the case of Nonqualified Stock Options, shall not be less than fifty percent (50%) of the fair market value of such stock, as determined by the Administrator in its sole discretion, on the date the Nonqualified Stock Option is granted.

              (ii) The purchase price shall be payable in full upon exercise of the Option.

              (iii) An Option shall not be transferable by the individual to whom granted except by will or by the laws of descent and distribution and such an Option may be exercised during the lifetime of such individual only by such individual.

              (iv) The aggregate fair market value (determined by the Administrator in its sole discretion as of the time an Incentive Stock Option is granted) of the shares of Common Stock covered by an Incentive Stock Option granted to an Eligible Employee under the 1994 Plan or any plan of a parent corporation or Subsidiary which become exercisable for the first time during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other maximum applicable to Incentive Stock Options as may be in effect from time to time under the Code.

              (v) The maximum term of an Incentive Stock Option shall be ten (10) years from the date it was granted.

              (vi) No Incentive Stock Option shall be awarded after the day preceding the tenth anniversary of the effective date of the 1994 Plan.

                      No person entitled to exercise any option granted under the 1994 Plan shall have any of the rights or privileges of a shareholder of the Company with respect to shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered to such person.

  7.    Shares Subject to 1994 Plan.

        Subject to the provisions of Paragraph 8 (relating to adjustment for changes in capital stock), there is hereby reserved Three Million
        (3,000,000) shares of Common Stock. If there is a lapse, expiration, termination or cancellation of any Benefit without the issuance of shares, or if shares are issued under any Benefit and later are reacquired by the Company pursuant to rights reserved on issuance, the shares subject to or reserved for such Benefit may again be used for Benefits authorized under this 1994 Plan; provided that in no event may the number of shares of Common Stock issued under this 1994 Plan exceed Three Million (3,000,000).

  8.    Adjustment Upon Changes in Stock.

        If any change is made in the shares of common stock of the Company by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Administrator to the kind and maximum number of shares subject to the 1994 Plan and the kind and number of shares and price per share of stock subject to each outstanding Benefit. The additional shares of Common Stock which become issuable upon exercise of an outstanding Option due to an adjustment made in accordance with the events enumerated in the proceeding sentence, shall be subject to the same restrictions applicable to the shares of Common Stock originally underlying the outstanding Option prior to the adjustment. No fractional shares of stock shall be issued under the 1994 Plan on account of any such adjustment, and rights to shares always shall be limited after such an adjustment to the lower full share.

  9.    Amendment of the 1994 Plan.

        The Board of Directors may at any time amend the 1994 Plan, provided that the Board may not, without the approval (within twelve months before or after the date of such change) of the holders of a majority of the outstanding shares entitled to vote of the Company: (a) increase the maximum number of shares of Common Stock that may be issued under the 1994 Plan, except as may be permitted under the adjustment provisions of Paragraph 8, or (b) adopt any other amendment for which shareholder approval is required by federal income tax or securities laws. The Board of Directors may not alter or impair any Benefit previously granted under the 1994 Plan without the consent of the person to whom the Benefit was granted.

 10.    Termination of the 1994 Plan.

        The Board of Directors may terminate or suspend the 1994 Plan at any time. No Benefit shall be awarded after termination of the 1994 Plan.

        Rights and obligations under a Benefit awarded while the 1994 Plan is in effect shall not be altered or impaired by termination or suspension of the 1994 Plan except by consent of the person to whom the Benefit was awarded.

 11.    Definitions and Rules of Construction.

        The terms of the 1994 Plan shall be construed in accordance with the laws of the state of Missouri provided that the terms of the 1994 Plan as they relate to Incentive Stock Options shall be construed first in accordance with the meaning under and in a manner that will result in the 1994 Plan satisfying the requirements of the provisions of the Code governing Incentive Stock Options.

 12.    Nontransferability.

        Each Benefit granted under this 1994 Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder or the holder's guardian or legal representative.

 13.    Effective Date.

        The 1994 Plan shall become effective as of the date it is adopted by the Board of Directors subject only to approval by the Company's shareholders within twelve (12) months after the adoption of the 1994 Plan by the Board of Directors.


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